UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2015 (April 27, 2015)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2015, Tenneco Inc. (the “Company”) adopted the Second Amendment to Tenneco Inc. Change in Control Severance Benefit Plan for Key Executives (the “Plan”). The purpose of the amendment is to eliminate change in control parachute excise tax gross-up payments to executives who become eligible for the Plan on or after January 1, 2014 (“Post-2013 Participants”), including Brian J. Kesseler, who joined the Company in 2015 as Chief Operating Officer.

The amendment also provides that, if a Post-2013 Participant becomes entitled to payments or benefits under the Plan in the event of a change in control, his payments and benefits (“Payments”) will be reduced to the extent necessary to avoid imposition of a change in control parachute excise tax if such reduction would allow the Post-2013 Participant to retain a greater amount of Payments than the individual would retain if the Payments were made without the reduction (after taking into account the Post-2013 Participant’s payment of the excise tax).

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Second Amendment to Tenneco Inc. Change in Control Severance Benefit Plan for Key Executives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: April 28, 2015	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary